EXHIBIT 23.2

CONRAD C. LYSIAK
Attorney and Counselor at Law
Metropolitan Financial Center
601 West First Avenue
Suite 503
Spokane, Washington 99201
TEL: (509) 624-1475
FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name in the Form SB-2 Registration Statement filed with the Securities and Exchange Commission, including the prospectus constituting a part thereof as originally filed or subsequently amended or supplemented, as attorney for the registrant, Medusa Style Corporation.

DATED this 27th day of February, 2003.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak